Exhibit 99.1

Saratoga Casino Holdings Makes Strategic Investment in High Roller Technologies

Las Vegas, Nevada, January 9, 2026 — High Roller Technologies, Inc. (“High Roller”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller and Fruta, today announced Saratoga Casino Holdings LLC (“Saratoga”) has made a $1.0 million strategic investment in the Company through a private placement of restricted shares of common stock of High Roller at a purchase price of $2.80 per share.

Saratoga operates casino properties in New York, Pennsylvania, Colorado, and Mississippi, and this investment marks their first step into the online gaming sector.

“This strategic investment from Saratoga is a strong vote of confidence in our business model and growth strategy,” commented Seth Young, Chief Executive Officer at High Roller. “This strategic alignment with Saratoga is an indication of our continued ambition to scale our platform, expand our market reach, and execute on our near- and long-term initiatives.”

“Over the past few years, we have been seeking the right opportunity to make our first investment in the online gaming sector,” said Samuel Gerrity, CEO of Saratoga Casino Holdings. “High Roller’s growth trajectory is extremely compelling, and we are thrilled to support the company with this strategic investment.”

The offering and sale of the shares is expected to close on January 12, 2026, subject to the satisfaction of certain closing conditions. Additional details regarding the offering will be included in a current report on Form 8-K that the company will file with the U.S. Securities and Exchange.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of online gaming through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

About Saratoga Casino Holdings

Saratoga Casino Holdings LLC (SCH) owns and operates Saratoga Casino Hotel, in Saratoga Springs, NY; Saratoga Casino Black Hawk, located in the historic town of Black Hawk, CO; and Magnolia Bluffs Casino Hotel, situated along the Mississippi River in Natchez, Mississippi. Combined, SCH properties include approximately 175,000 square feet of casino gaming space with over 2,100 slot machines, table games, a poker room and a sportsbook. SCH also offers multiple entertainment options including restaurants and bars, a harness track, two hotels, over 6,000 sq. ft. of meeting and event space, and a night club. SCH is also a partner with Delaware North Companies in the operation of Gideon Putnam Resort and Roosevelt Baths in Saratoga Springs, NY.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039